                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 99.2

FILM HOLDINGS CO.
CONDENSED CONSOLIDATED BALANCE SHEETS
AMOUNTS IN THOUSANDS EXCEPT NUMBER OF SHARES

                                                                           September 30      December 31
                                                                               2003             2002
                                                                           ------------     ------------
                                                                           (Unaudited)        (Note 2)
Assets
 Cash and cash equivalents                                                 $        901     $      5,737
 Accounts receivable, net of allowances of $46,673 and $55,170
   for 2003 and 2002, respectively                                               47,471           36,964
 Inventories                                                                     10,397           10,239
 Property and equipment, net                                                      4,948            5,795
 Film costs, net                                                                 25,914           39,526
 Other assets                                                                     2,671            3,685
 Goodwill, net of accumulated amortization of $21,238                            72,098           72,098
 Trademark and other intangibles                                                      -               50
                                                                           ------------     ------------
Total Assets                                                               $    164,400     $    174,094
                                                                           ============     ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
  Accounts payable                                                         $     21,563     $     25,593
  Accrued expenses                                                               27,531           37,897
  Film obligations payable                                                       41,154           33,685
  Deferred revenues                                                              21,937           37,084
  Income taxes payable and deferred income taxes                                  2,445            3,043
  Senior subordinated notes                                                       5,000            5,000
  Revolving line of credit                                                       61,400           69,600
                                                                           ------------     ------------
Total Liabilities                                                               181,030          211,902
                                                                           ------------     ------------

  Commitments and contingencies - See Note 8

Stockholders' Equity (Deficit)
  Class A Common Stock - authorized 17,412,404
    shares; $.001 par value; 11,938,723 and 11,931,682
    shares outstanding;                                                              12               12
  Class L Common Stock - authorized 2,000,000 shares; $.001
    par value; 1,312,552 outstanding                                                  1                1
  Additional paid-in capital                                                     34,725           34,673
  Stock subscriptions receivable                                                   (700)            (700)
  Accumulated Deficit                                                           (50,668)         (71,794)
                                                                           ------------     ------------
Total Stockholders' Equity (Deficit)                                            (16,630)         (37,808)
                                                                           ------------     ------------

                                                                           ------------     ------------
Total Liabilities and Stockholders' Equity (Deficit)                       $    164,400     $    174,094
                                                                           ============     ============

                    See accompanying notes to the unaudited
                  condensed consolidated financial statements

FILM HOLDINGS CO.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AMOUNTS IN THOUSANDS

                                                     THREE            THREE
                                                     MONTHS           MONTHS         NINE MONTHS      NINE MONTHS
                                                     ENDED            ENDED             ENDED            ENDED
                                                  SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                      2003             2002              2003             2002
                                                  ----------------------------------------------------------------
Net sales                                         $     70,817     $     84,834     $    239,434     $    233,327
Cost of sales                                           51,851           59,950          163,511          151,410
Selling, general and administrative expenses            17,442           24,492           43,967           62,934
                                                  ---------------------------------------------------------------

Operating income                                         1,524              392           31,956           18,983
                                                  ---------------------------------------------------------------

Interest and other income                                  407               86              757              345
Interest expense                                        (2,359)          (4,169)          (9,587)         (12,097)
                                                  ---------------------------------------------------------------

Income (loss) before provision for income
taxes                                                     (428)          (3,691)          23,126            7,231
Provision for income taxes                               1,302                -            2,000                -
                                                  ---------------------------------------------------------------

Income (loss) before extraordinary item and
cumulative effect of changes in accounting
principles                                              (1,730)          (3,691)          21,126            7,231
                                                  ---------------------------------------------------------------

Extraordinary loss on early extinguishment of
debt                                                         -                -                -           (1,233)
Cumulative effect of changes in accounting
principles                                                   -                -                -          (13,480)

                                                  ---------------------------------------------------------------
Net income (loss)                                 $     (1,730)    $     (3,691)    $     21,126     $     (7,482)
                                                  ===============================================================

                    See accompanying notes to the unaudited
                  condensed consolidated financial statements.

FILM HOLDINGS CO.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(DEFICIT)
AMOUNTS IN THOUSANDS

                                        Common Stock
                              -------------------------------
                                   Class A         Class L       Additional        Stock
                              ---------------  --------------     Paid-In      Subscriptions   Accumulated
                              Shares   Amount  Shares  Amount     Capital        Receivable       Deficit      Total
                              ------   ------  ------  ------  -------------   -------------   -----------   ----------
Balance - December 31, 2001   11,915   $   12   1,313  $    1  $      34,505   $        (800)  $   (70,215)  $  (36,497)

Stock foreclosed                  (6)                                    (66)            100                         34

Stock options exercised           23                                       6                                          6

Compensatory stock options                                               228                                        228

Net loss                                                                                            (1,579)      (1,579)

                              ------   ------  ------  ------  -------------   -------------   -----------   ----------
Balance - December 31, 2002   11,932   $   12   1,313  $    1  $      34,673   $        (700)  $   (71,794)  $  (37,808)
                              ======   ======   =====  ======  =============   =============   ===========   ==========

Stock options exercised            7                                      52                                         52

Net income                                                                                           21,126      21,126

                              ------   ------  ------  ------  -------------   -------------   -----------   ----------
Balance - September 30, 2003  11,939   $   12   1,313  $    1  $      34,725   $        (700)  $   (50,668)  $  (16,630)
                              ======   ======   =====  ======  =============   =============   ===========   ==========

                    See accompanying notes to the unaudited
                  condensed consolidated financial statements.

FILM HOLDINGS CO.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
AMOUNTS IN THOUSANDS

                                                                       NINE MONTHS      NINE MONTHS
                                                                          ENDED            ENDED
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                          2003             2002
                                                                          ----             ----
OPERATING ACTIVITIES:
     Net income (loss)                                                $     21,126     $     (7,482)
     Adjustments to reconcile net income (loss) to net cash
          provided by (used for) operating activities:
          Depreciation and amortization of property and equipment            1,405            1,612
          Amortization of loan fees and original issue discount                992            2,257
          Amortization of film costs                                        26,210           28,820
          Impairment of acquired intangibles                                    50                -
          Cumulative effect of changes in accounting principle                   -           13,480
          Extraordinary loss on early extinguishment of debt                     -            1,233
          Compensatory stock options                                             -              112
     Increase in operating assets:
          Accounts receivable                                              (10,507)         (23,998)
          Inventories                                                         (158)          (5,064)
          Film costs                                                       (12,598)         (12,595)
          Other assets                                                        (428)          (2,675)
     Increase (decrease) in operating liabilities:
          Accounts payable, accrued expenses and deferred revenue          (29,543)          10,370
          Income taxes payable and deferred income tax                        (598)               5
          Film obligations                                                   7,469          (15,267)
                                                                      -----------------------------
          Cash provided by (used for) operating activities                   3,420           (9,192)

INVESTING ACTIVITIES:
     Investments                                                               450             (206)
     Acquisition of property and equipment                                    (558)            (162)
                                                                      -----------------------------
          Cash used for investing activities                                  (108)            (368)

FINANCING ACTIVITIES:
     Issuance of notes payable                                                   -            5,000
     Issuance of common stock                                                   52                -
     Payments on subordinated debt                                               -          (15,375)
     Payments on term loan and notes payable                                     -           (4,157)
     Payments on stock subscriptions receivable                                  -              100
     Net borrowings (repayments) under revolving credit line                (8,200)          28,500
                                                                      -----------------------------
          Cash provided by (used for) financing activities                  (8,148)          14,068

          Increase (decrease) in cash and cash equivalents                  (4,836)           4,508
          Cash and cash equivalents at beginning of period                   5,737            1,137
                                                                      -----------------------------

          Cash and cash equivalents at end of period                  $        901     $      5,645
                                                                      =============================

Supplemental Disclosure of Cash Paid for:
     Interest                                                         $      5,546     $      5,358
     Taxes                                                            $        229     $        310

                    See accompanying notes to the unaudited
                  condensed consolidated financial statements.

FILM HOLDINGS CO.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Film Holdings Co., the parent company of Artisan Entertainment Inc. ("the Company" or "Artisan") is a diversified entertainment company engaged in the production and worldwide distribution of motion picture films in the theatrical, home video, television and ancillary markets and is also engaged in the production and distribution of television programs.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

These unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States ("U.S. GAAP"), for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed consolidated financial statements. Operating results for the quarter are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. Certain reclassifications have been made in the fiscal 2002 financial statements to conform to the fiscal 2003 presentation.

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

NOTE 3 - FILM COSTS:

Film costs, net of amortization as of September 30, 2003 and December 31, 2002, consist of the following:

                                    (In Thousands)
                                    --------------
                            September 30,    December 31,
                                2003             2002
                            ------------     ------------
Released                    $     17,677     $     26,475
Completed, not released            1,398           12,554
In process                         6,839              497
                            ------------     ------------
                            $     25,914     $     39,526
                            ============     ============

Released film costs include $20,000,000 (reduced by amortization of $11,831,000 to date) for an acquired library, which is being amortized over 10 years. The Company estimates that approximately 67% and 97% of its film costs (exclusive of the library) recorded at September 30, 2003 will be amortized during the next one and three years, respectively. As of September 30, 2003, the Company estimates that $8,818,000 of its film obligations payable will be paid in the next twelve months.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - TRADEMARK AND OTHER INTANGIBLES:

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 establishes new accounting for goodwill and other intangible assets recorded in business combinations. The goodwill and certain acquired intangibles with indefinite lives are not subject to amortization, but will be tested for impairment annually. In accordance with SFAS No. 142, the Company tested goodwill and acquired intangibles for impairment as of January 1, 2002 by comparing their fair value to their carrying value at that date. As a result of adopting SFAS No. 142, the Company determined that certain intangibles were impaired based on the expected present value of future cash flows. This transitional impairment was recorded as a one time, non-cash charge of $13,480,000 and is reflected as a cumulative effect of an accounting change in the accompanying financial statements for the nine-months ending September 30, 2002. In addition, during the nine months ended September 30, 2003, pursuant to SFAS No. 142, the Company incurred an additional impairment charge of $50,000, which has been recorded as a charge to operating income.

NOTE 5 - DEBT AND OTHER FINANCING:

Debt and other financing at September 30, 2003 and December 31, 2002 are comprised of the following:

                                           (In Thousands)
                                           --------------
                                    September 30,    December 31,
                                        2003             2002
                                    ------------     ------------
7.5% subordinated note due 2005     $      5,000     $      5,000
Revolving line of credit                  61,400           69,600
                                    ------------     ------------

                                    $     66,400     $     74,600
                                    ============     ============

On March 29, 2002, the Company entered into an amended and restated Credit facility ("facility") with a maximum borrowing commitment of $150,000,000, consisting entirely of a revolving line of credit. The facility expires on March 31, 2004 and bears interest at either LIBOR plus 2.5% or the bank's prime rate plus 1.5%, at Artisan's election. As of September 30, 2003, $57,400,000 of the borrowings were under a LIBOR contract at a rate of 3.57%. The balance was at the bank's prime rate of 4.00% at September 30, 2003 plus 1.5%. The facility is collateralized by substantially all of the Company's assets. The Company pays fees of 0.5% per annum on the aggregate unused portion of the loan commitment at each quarter end.

On January 17, 2002, the Company issued a $10,000,000 subordinated promissory note to Vialta, Inc., which bears interest at 7.5% per annum compounded quarterly and which is due April 1, 2005. As of September 30, 2003, $5,000,000 was outstanding on this note and the balance has been repaid.

On July 9, 1997, Artisan Pictures Inc. entered into an agreement with an 11.8% shareholder for $15,000,000 of senior subordinated notes, which carried interest at 13.5% per annum and had a maturity date in 2004. The notes were subordinated to the bank credit facility. In connection with the refinancing of the Company's credit facility in 2002, the notes were paid early resulting in an early extinguishment of debt charge of $1,233,000, which has been recognized as an extraordinary loss in the statements of operations.

On April 18, 2002, the Company entered into an agreement that provides for a revolving advance of up to $15,000,000 to be paid by a company for their exclusive right to perform services and render goods for Artisan Pictures, Inc. The advance is repaid as such services are performed and is fully repayable by May 31, 2007. As of September 30, 2003, the unearned advance was $11,236,000. (December 31, 2002 - $11,784,000)

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCK OPTION PLANS:

The Company accounts for stock-based compensation to its employees using the intrinsic value method, under which no compensation cost has been recognized for the three and nine months ended September 30, 2003 (September 30, 2002 -
$57,000 and $171,000).

On March 1, 2002, the Company granted 1,130,000 options to purchase Class A Common Shares with an exercise price of $7.39 per share. Options to purchase 183,873 shares vested on the grant date and 40,127 shares were scheduled to vest at various dates during 2002 according to negotiated terms. The balance of the options vest at a rate of 5% per calendar quarter. The options expire November 12, 2011. The fair market value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions for grants in 2002: risk free interest rates of 4.56%, expected dividend yields of zero, and expected lives from 3 to 5 years. No options were granted during the nine months ending September 30, 2003.

NOTE 7 - INCENTIVE SAVINGS PLAN:

The Company has established the Artisan Incentive Savings Plan (the "Plan"), a 401(k) savings plan, in which eligible employees of the Company may participate. Employees must be 21 years of age or older to participate in the plan and are permitted to enroll upon quarterly entry dates. Participants remain eligible for Employer contribution as long as they maintain the 1,000 hour annual service requirement. Employees may elect to contribute up to 20% of compensation on a pre-tax basis, subject to the IRS annual maximum of $12,000 in 2003 (2002 -$11,000). The Company matches 100% of the employee's first $1,000 in contribution. Employees must be employed by the company as of the end of the calendar year to qualify for the matching contribution. Contributions made by participants are fully vested at all times. The Company's matching contribution vests equally over two years of employee service. Company matching contributions to the Plan for the three and nine months ended September 30, 2003 were $46,000 and $137,000 respectively (September 30, 2002 - $47,000 and $138,000 respectively).

NOTE 8 - CONTINGENCIES

The Company is currently involved in certain legal proceedings and has accrued an estimate of the probable costs associated with the resolution of these claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

NOTE 9 - RELATED PARTY TRANSACTIONS:

The Company has entered into agreements with affiliates of certain shareholders to provide management and other services to the Company in exchange for a fee payable quarterly. Management fees of $893,000 and $816,000 were paid in the periods ended September 30, 2003 and 2002, respectively.

NOTE 10 - SUBSEQUENT EVENT:

On October 24, 2003, the Company entered into a definitive merger agreement with Lions Gate Entertainment Inc. ("Lions Gate"). Under the terms of the merger agreement, on December 15, 2003, Lions Gate acquired the Company by means of a merger of a subsidiary of Lions Gate with and into the Company, pursuant to which the Company continues as a subsidiary of Lions Gate. Under the merger agreement, Lions Gate paid $160 million in cash and assumed debt of $59.9 million and other obligations of $157.0 million.